Exhibit 99.3

SAILTECH DESIGN INC.

SALES AGREEMENT

SailTech Design, Inc. agrees to order for and/or sell to:
Buyer's Name:		Dominick Dilallo			Phone (res): xxxxxxxxxxxxxxxxxxxxx
Street Address:		xxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxx			Phone (off): _____________________
City:	xxxxxxxxx	State:	xxxxxxx	Zip:	xxxxxxxxxx	Date:	7-16-01
Model	Hull No.	Delivery Date (Month/Year)
Accessories	Cost	Accessories	Cost
3.5 FW Diesel Generator		ST 60 Tridator
12,000 BTU Air Conditioning		Raytheon 6311 Chartplotter
MSI Guardian Engine Flush		Raystar 120 Satellite
Flush		Differential/WAAS (10")
Microwave Oven		Raytheon RL 70C Radar
Second Set of Cleats		2 RW Dome 10"
Bench Seat in Cockpit (permanent with storage)		ST 5000 Autopilot
200,000 CP Searchlight		Bowthruster 6 h.p.
Ray 53 DSCUHF		Flo Scan
Clarion Stereo/6 CD changer, 4 base speakers/remote, control @ helm		Engine synchonizers
This agreement is subject to the attached Terms and Conditions on pages 2 & 3.		Base Price	235,000
/s/ Pat Reischmann - SailTech Inc.		Accessories	-
/s/ Dominick Dilallo - Buyer		Rigging, Commissioning & Freight	N/A
		Subtotal	235,000
		Sales Tax	7,130
		Grand Total	242,130
Remarks:		Less Trade In	117,000
Balance to be paid in 1/3rd installments. Owner agrees to allow use in two boat shows, and available to show by manufacturer for a period not to exceed 1 year.		Balance	125,130